UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 2, 2009 (June 26, 2009)
RSC HOLDINGS INC.
RSC HOLDINGS III, LLC
RSC EQUIPMENT RENTAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE DELAWARE ARIZONA (State of incorporation)	001-33485 333-144625-01 333-144625 (Commission File Number)	22-1669012 41-2218971 86-0933835 (IRS Employer Identification No.)

6929 E. Greenway Parkway, Suite 200 Scottsdale, Arizona (Address of principal executive offices)		85254 (Zip Code)

(480) 905-3300 (Registrant’s telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Notes Credit Agreement Amendment
On June 26, 2009, RSC Holdings II, LLC (“RSC II”), RSC Holdings III, LLC (“RSC III”), RSC Equipment Rental, Inc. (together with RSC III, the “Issuers” and the Issuers together with RSC II, the “RSC Entities”) entered into an amendment (the “Notes Credit Agreement Amendment”) to the Issuers’ senior secured asset-based loan facilities (the “Senior ABL Facilities”) which are governed by a credit agreement, dated as of November 27, 2006 (the “Credit Agreement”), among the RSC Entities, RSC Equipment Rental of Canada Ltd., Deutsche Bank AG, New York Branch, as U.S. administrative agent, Deutsche Bank AG, Canada Branch, as Canadian administrative agent, and the other financial institutions party thereto from time to time, in order to, among other things, permit the issuance of the Issuers’ 10% senior secured notes due 2017 (the “Senior Secured Notes”).
As required by the terms of the Notes Credit Agreement Amendment, all of the net cash proceeds from the issuance of the Senior Secured Notes were applied to prepay indebtedness outstanding under the Senior ABL Facilities and the revolving loan facility under the Senior ABL Facilities was reduced in an amount equal to the face amount of the Senior Secured Notes less the net cash proceeds from the issuance of the Senior Secured Notes applied to prepay the term loan facility under the Senior ABL Facilities. The borrowers under the Credit Agreement have paid each lender who consented to the Notes Credit Agreement Amendment a fee equal to 0.15% of the sum of such lenders’ term loans and revolving commitments. The foregoing description of the Notes Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Notes Credit Agreement Amendment, which is filed as Exhibit 10.1 hereto and incorporated into this report by reference.
Indenture
On July 1, 2009, the Issuers, each indirect subsidiaries of RSC Holdings Inc., completed an offering of $400 million aggregate principal amount of Senior Secured Notes. The Senior Secured Notes were sold to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States in accordance with Regulations S under the Securities Act.
On July 1, 2009, the Issuers and certain domestic subsidiaries of RSC III, if any, from time to time (“Subsidiary Guarantors”) entered into an indenture (the “Indenture”) with Wells Fargo Bank, National Association, as trustee (the “Trustee”), and Deutsche Bank AG, New York Branch, as collateral agent, relating to the Senior Secured Notes. The Senior Secured Notes mature on July 15, 2017 and bear interest at a rate of 10% per year payable semi-annually in cash in arrears on January 15 and July 15 of each year, starting on January 15, 2010.
The Issuers may redeem some or all of the Senior Secured Notes, at their option, at any time and from time to time on and after July 15, 2013, at the redemption prices (expressed as percentages of principal amount of the Senior Secured Notes to be redeemed) set forth in the table below, plus accrued and unpaid interest, if any, to the relevant redemption date, if redeemed during the twelve-month period beginning on July 15 of the years set forth below:

Redemption Period	Price
2013	105.000%
2014	102.500%
2015 and thereafter	100.000%
At any time prior to July 15, 2013, the Senior Secured Notes may be redeemed or purchased (by the Issuers or any other Person (as defined in the Indenture)) in whole or in part, at the Issuers’ option at a redemption price equal to 100% of the principal amount of the Senior Secured Notes redeemed plus the applicable premium as of, and accrued and unpaid interest, if any, to, the date of redemption or purchase (the “Redemption Date”). Upon the occurrence of certain change of control events, the Issuers must offer to repurchase the Senior Secured Notes at a price of 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date. At any time and from time to time on or prior to July 15, 2012, the Issuers at their option may redeem Senior Secured Notes in an aggregate principal amount equal to up to 35% of the original aggregate principal amount of the Senior Secured Notes with funds in an equal aggregate amount not exceeding the aggregate proceeds of one or more equity offerings at a redemption price (expressed as a percentage of principal amount thereof) of 110%, plus accrued and unpaid interest, if any, to the Redemption Date; provided, however, that if Senior Secured Notes are redeemed, an aggregate principal amount of Senior Secured Notes equal to at least 65% of the aggregate principal amount of Senior Secured Notes issued under the Indenture must remain outstanding after each such redemption of Senior Secured Notes.
The Indenture contains restrictive covenants that, among other things, limit the Issuers’ ability and the ability of their restricted subsidiaries to incur additional debt; pay dividends or distributions on their capital stock or repurchase their capital stock; make certain investments; create liens on their assets to secure debt; enter into certain transactions with affiliates; create limitations on the ability of the restricted subsidiaries to make dividends or distributions to their respective parents; merge or consolidate with another company; and transfer and sell assets.
The Indenture provides for customary events of default for secured notes indebtedness. If an event of default (other than a default relating to certain events of bankruptcy, insolvency or reorganization of either Issuer) occurs and is continuing under the Indenture, the Trustee by notice to the Issuers or the holders of at least 25% in principal amount of the outstanding Senior Secured Notes by notice to the Issuers and the Trustee, may declare the principal of and accrued but unpaid interest on all the Senior Secured Notes to be due and payable. Upon the effectiveness of such a declaration, such principal and interest will be due and payable immediately.
Notwithstanding the foregoing, if an event of default relating to certain events of bankruptcy, insolvency or reorganization of either Issuer occurs and is continuing, the principal of and accrued but unpaid interest on all the Senior Secured Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any applicable holders. Under certain circumstances, the holders of a majority in principal amount of the outstanding Senior Secured Notes may rescind any such acceleration with respect to the Senior Secured Notes and its consequences.
The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, which is filed as Exhibit 4.1 hereto and incorporated into this report by reference.
Collateral and Intercreditor Agreements
On July 1, 2009, in connection with the sale of the Senior Secured Notes, the RSC Entities entered into an amendment (the “Intercreditor Agreement Amendment”) to the intercreditor agreement, dated as of November 27, 2006 (the “Intercreditor Agreement”), by and among the RSC Entities, Deutsche Bank AG, New York Branch, in its capacity as collateral agent under the Senior ABL Facilities, and Deutsche Bank AG, New York Branch, in its capacity as collateral agent under the Issuers’ senior secured second-lien term loan facility with Deutsche Bank AG, New York Branch, as administrative agent and collateral agent, and the other financial institutions party thereto from time to time, in order to, among other things, permit the addition of the Senior Secured Notes as “First Lien Obligations” under such Intercreditor Agreement.
On July 1, 2009, in connection with the sale of the Senior Secured Notes, the Issuers entered into an intercreditor agreement (the “First Lien Intercreditor Agreement”) with Deutsche Bank AG, New York Branch, as U.S. collateral agent under the Senior Loan Documents (as defined therein) and as collateral agent under the First Lien Last Out Note Documents (as defined therein), in order to, among other things, provide for the subordination of the liens securing the Senior Secured Notes to the liens securing the Issuers’ obligations under the Senior ABL Facilities, and other intercreditor arrangements between the Senior Secured Notes and the Senior ABL Facilities.
On July 1, 2009, in connection with the sale of the Senior Secured Notes, the Issuers and certain domestic subsidiaries of RSC III from time to time entered into a collateral agreement (the “Collateral Agreement”) with Deutsche Bank AG, New York Branch, as collateral agent, pursuant to which the Issuers and certain subsidiaries of RSC III grant security interests in, and pledge, substantially all of their tangible and intangible personal property, as security for their obligations under the Senior Secured Notes.
The Intercreditor Agreement Amendment, the First Lien Intercreditor Agreement and the Collateral Agreement are filed as exhibits 4.2, 4.3 and 4.4, respectively, to this report and are incorporated into this report by reference. The foregoing summary of the terms of the Intercreditor Agreement Amendment, First Lien Intercreditor Agreement and the Collateral Agreement is qualified in its entirety by reference to the text of the applicable agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed with this report:

Exhibit 4.1	Indenture, dated as of July 1, 2009, by and among RSC Equipment Rental, Inc., RSC Holdings III, LLC, Wells Fargo Bank, National Association, as Trustee, and Deutsche Bank AG, New York Branch, as Note Collateral Agent.

Exhibit 4.2	First Amendment to Intercreditor Agreement, dated as of July 1, 2009, by and among RSC Holdings II, LLC, RSC Holdings III, LLC, RSC Equipment Rental, Inc., each other grantor from time to time party thereto, Deutsche Bank AG, New York Branch, as U.S. collateral agent under the First-Lien Loan Documents (as defined therein).

Exhibit 4.3	First Lien Intercreditor Agreement, dated as of July 1, 2009, by and among RSC Holdings III, LLC, RSC Equipment Rental, Inc., Deutsche Bank AG, New York Branch, as U.S. collateral agent under the Senior Loan Documents (as defined therein) and as collateral agent under the First Lien Last Out Note Documents (as defined therein).

Exhibit 4.4	Collateral Agreement, dated as of July 1, 2009, by and between RSC Equipment Rental, Inc., RSC Holdings III, LLC, certain domestic subsidiaries of RSC Holdings III, LLC that may become party thereto from time to time and Deutsche Bank AG, New York Branch, as Note Collateral Agent.

Exhibit 10.1	First Amendment to Credit Agreement, dated as of June 26, 2009, by and among RSC Holdings II, LLC, RSC Holdings III, LLC, RSC Equipment Rental, Inc., RSC Equipment Rental of Canada Ltd., Deutsche Bank AG, New York Branch, as U.S. administrative agent, Deutsche Bank AG, Canada Branch, as Canadian administrative agent, and the other financial institutions party thereto from time to time.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RSC Holdings Inc. RSC Holdings III, LLC RSC Equipment Rental, Inc.
By:	/s/ Kevin J. Groman
	Name:	Kevin J. Groman
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: July 2, 2009

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